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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts," and to the use or our report dated February 21, 2000 (except for Note 14, as to which the date is September 12, 2000) in the Registration Statement (Form F-1) and related Prospectus of Viryanet Ltd. for the registration of its Ordinary Shares.

     Tel-Aviv, Israel

     September 12, 2000                   /s/ Kost, Forer and Gabbay

                                          KOST, FORER & GABBAY
                                          A member of Ernst & Young
                                           international